Exhibit 99.1

Contacts:	W. Benjamin Moreland, CFO
Jay Brown, Treasurer
Crown Castle International Corp.
713-570-3000

FOR IMMEDIATE RELEASE

CROWN CASTLE INTERNATIONAL

UPDATES 2005 OUTLOOK AND ANNOUNCES

ADDITIONAL PURCHASES OF 4% CONVERTIBLE NOTES

JANUARY 10, 2005 – HOUSTON, TEXAS – Crown Castle International Corp. (NYSE: CCI) announced today that it has updated its 2005 Outlook based primarily on the purchase of its equity and convertible securities, the previously announced purchase of Verizon’s interest in the Crown Atlantic joint venture and a modest increase in revenue expectations.

“During the last several months, we have made significant investments, first, through the opportunistic purchase of Verizon’s interest in the Crown Atlantic joint venture for $295 million and, second, by undertaking a number of activities to reduce our fully diluted share count, including purchasing $36 million of our common stock and a majority of our 4% Convertible Notes,” stated W. Benjamin Moreland, Chief Financial Officer of Crown Castle. “Through January 7, 2005, in addition to the previously announced tender results, we have purchased $90 million of aggregate principal amount of the 4% Notes for $167.2 million. As a result, we have purchased 60% of the issue for $253.3 million and eliminated the potential dilution from the conversion of the 4% Notes by 12.7 million shares.

“These decisions to invest over $580 million, to reduce our fully diluted share count by 15.4 million shares and purchase of Verizon’s interest in lieu of reducing indebtedness, as previously contemplated, increase our expectations for 2005 interest expense. We continue to pursue attractive refinancing alternatives that we are optimistic will reduce the interest rate on our indebtedness and such contemplated reductions are largely taken into consideration in this Outlook.

“Based on the significant cash being generated by our core tower business, we believe it is prudent to transition towards a more relevant metric of performance for the core business and provide greater detail as to the investment of our projected cash flow. We intend to begin

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focusing the discussion of our performance on recurring cash flow, which we define as Adjusted EBITDA less interest expense less sustaining capital expenditures. This metric of recurring cash flow will replace our previously used metric of free cash flow, which we defined as net cash provided by operating activities less capital expenditures. We believe recurring cash flow will more appropriately reflect the discretionary nature of the majority of our capital expenditures and eliminate the analytical tension that existed by including such discretionary revenue generating capital expenditures while excluding certain other investment expenditures, such as purchases of our securities or acquisitions, in our prior free cash flow measure.

“Further, we anticipate providing more detail as to the use of our recurring cash flow for discretionary investments such as improvements to existing sites, purchases or construction of new sites, purchases of land under our sites and purchases of our own securities. We remain committed to pursuing actions and allocating capital to maximize recurring cash flow per share.”

2005 OUTLOOK

The following statements and outlook tables are based on current expectations and assumptions and assume a US dollar to Australian dollar exchange rate of 0.73 US dollars to 1.00 Australian dollar. This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein are set forth below and in Crown Castle’s filings with the Securities and Exchange Commission.

Crown Castle has increased its 2005 Outlook for Site Rental Revenue from between $565 million and $575 million to between $570 million and $580 million and Adjusted EBITDA from between $310 million and $320 million to between $315 million and $325 million. Crown Castle’s 2005 Outlook for Site Rental Gross Margin (Site Rental Revenue less Site Rental Cost of Operations) is between $395 million and $405 million. Crown Castle has adjusted its 2005 Outlook for revenue generating capital expenditures from between $23 million and $30 million to between $40 million and $60 million.

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The following tables set forth Crown Castle’s current 2005 Outlook (dollars in millions):

2005 Outlook
Site Rental Revenue	$570 to 580
Site Rental Cost of Operations	$175 to 185
Site Rental Gross Margin	$395 to 405
Adjusted EBITDA	$315 to 325
Interest Expense	$100 to 110
Sustaining Capital Expenditures	$10 to 14
Recurring Cash Flow	$191 to 215

Revenue Generating Capital Expenditures:
Revenue Enhancing on Existing Sites	$30 to 40
Land Purchases	$5 to 10
New Site Construction	$5 to 10
Total Revenue Generating Capital Expenditures	$40 to 60

Crown Castle’s 2005 Outlook for interest expense includes expected savings that may be achieved through refinancings and further debt reductions associated with the application of cash balances.

Crown Castle International Corp. engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers. Crown Castle offers significant wireless communications coverage to 68 of the top 100 United States markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 10,600 and over 1,300 wireless communication sites in the U.S. and Australia, respectively. For more information on Crown Castle visit: http://www.crowncastle.com.

Non-GAAP Financial Measures:

This press release includes presentations of Adjusted EBITDA and recurring cash flow, which are non-GAAP financial measures.

Crown Castle defines Adjusted EBITDA as net income (loss) plus cumulative effect of change in accounting principle, income from discontinued operations, minority interests, provision for income taxes, interest expense, amortization of deferred financing costs and dividends on preferred stock, interest and other income (expense), depreciation, amortization and accretion, non-cash general and administrative compensation charges, asset write-down charges and restructuring charges (credits). Adjusted EBITDA is not intended as an alternative measure of operating results (as determined in accordance with Generally Accepted Accounting Principles (GAAP)). Adjusted EBITDA is presented as additional information because management believes it to be a useful indicator of the current financial performance of our core businesses. In addition, Adjusted EBITDA is the measure of current financial performance generally used in our debt covenant calculations.

Crown Castle defines recurring cash flow to be Adjusted EBITDA, less interest expense and less sustaining capital expenditures. Each of the amounts included in the calculation of recurring cash flow are computed in accordance

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with GAAP, with the exception of sustaining capital expenditures, which is not defined under GAAP. Sustaining capital expenditures are defined as capital expenditures (determined in accordance with GAAP) which do not increase the capacity or term of an asset. Recurring cash flow is not intended as an alternative measure of cash flow from operations (as determined in accordance with GAAP). Recurring cash flow is provided as additional information because management believes it to be useful in providing investors with a reasonable estimate of our cash flow available for discretionary investments (including expansion projects, improvements to existing sites, debt repayment, securities purchases and dividends) without reliance on additional borrowing or the use of our cash and cash equivalents.

Our measures of recurring cash flow and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures.

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Adjusted EBITDA for the year ending December 31, 2005 is forecasted as follows:

(in millions of dollars)	Full Year 2005 Outlook
Net income (loss)	$(92.7) to (28.7)
Income from discontinued operations, net of tax	—
Minority interests	(1.0) to 4.0
Provision for income taxes	0.0 to 2.0
Interest expense and amortization of deferred financing costs	100.0 to 110.0
Interest and other income (expense)	19.8 to 23.8
Depreciation, amortization and accretion	221.0 to 251.0
Non-cash general and administrative compensation charges	12.0 to 14.0
Asset write-down charges	1.9 to 3.0
Restructuring charges (credits)	—

Adjusted EBITDA	$315.0 to 325.0

Recurring Cash Flow for the year ending December 31, 2005 is forecasted as follows:

(In millions of dollars)	Full Year 2005 Outlook
Net cash provided by operating activities	$194.0 to 220.0
Add: Other adjustments(1)	$5.0 to 11.0
Less: Sustaining capital expenditures	$(10.0) to (14.0)

Recurring cash flow	$191.0 to $215.0

(1)	Other adjustments include adjustments for changes in assets and liabilities, excluding the effects of acquisitions, restructuring charges and provision for income taxes

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Other Calculations

Sustaining Capital Expenditures for the year ending December 31, 2005 is forecasted as follows:

(In millions of dollars)	Full Year 2005 Outlook
Capital expenditures	$50.0 to 74.0
Less: Revenue enhancing on existing sites	$(30.0) to (40.0)
Less: Land purchases	$(5.0) to (10.0)
Less: New site construction	$(5.0) to (10.0)

Sustaining capital expenditures	$10.0 to 14.0

Site Rental Gross Margin for the year ending December 31, 2005 is forecasted as follows:

(In millions of dollars)	Full Year 2005 Outlook
Site rental revenue	$570.0 to 580.0
Less: Site rental cost of operations	$(175.0) to (185.0)

Site rental gross margin	$395.0 to $405.0

Recurring Cash Flow for the year ending December 31, 2005 is forecasted as follows:

(In millions of dollars)	Full Year 2005 Outlook
Adjusted EBITDA	$315.0 to 325.0
Less: Interest expense	$(100.0) to (110.0)
Less: Sustaining capital expenditures	$(10.0) to (14.0)

Recurring Cash Flow	$191.0 to $215.0

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements and information that are based on our management’s current expectations. Such statements include, but are not limited to, plans, projections and estimates regarding (i) discretionary investment of recurring cash flow and disclosures with respect thereto, (ii) our ability to maximize recurring cash flow per share, (iii) currency exchange rates, (iv) site rental revenue, (v) site rental cost of operations, (vi) site rental gross margin, (vii) Adjusted EBITDA, (viii) interest expense, (ix) sustaining capital expenditures, (x) recurring cash flow, (xi) revenue enhancing capital expenditures on existing sites, (xii) land purchases, (xiii) new site construction, and (xiv) revenue generating capital expenditures. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing market conditions and the following:

•	Our business depends on the demand for wireless communications and towers, and we may be adversely affected by any slowdown in such demand.

•	The loss, consolidation, network sharing or financial instability of any of our limited number of customers may materially decrease revenues.

•	An economic or wireless telecommunications industry slowdown may materially and adversely affect our business and the business of our customers.

•	Restrictive covenants on our debt instruments may limit our ability to take actions that may be in our best interests.

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•	Our substantial level of indebtedness may adversely affect our ability to react to changes in our business and limit our ability to use debt to fund future capital needs.

•	We operate in a competitive industry and some of our competitors have significantly more resources or less debt than we do.
•	Technology changes may significantly reduce the demand for site leases and negatively impact our revenues.

•	2.5G/3G and other technologies may not deploy or be adopted by customers as rapidly or in the manner projected.

•	We generally lease or sublease the land under our sites and towers and may not be able to extend these leases.

•	We may need additional financing, which may not be available, for strategic growth opportunities or contractual obligations.

•	Laws and regulations, which may change at any time and with which we may fail to comply, regulate our business.

•	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.

•	We are heavily dependent on our senior management.

•	We may suffer from future claims if radio frequency emissions from wireless handsets or equipment on our sites and towers are demonstrated to cause negative health effects.

•	Certain provisions of our certificate of incorporation, bylaws and operative agreements and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

•	Sales or issuances of a substantial number of shares of our common stock may adversely affect the market price of our common stock.

•	Disputes with customers and suppliers may adversely affect results.

Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission.